EXHIBIT 11

                   PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           EARNINGS PER COMMON SHARE


                                                     Three Months Ended         Six Months Ended
                                                   July 28,      July 30,    July 28,      July 30,
                                                     1996          1995       1996          1995

PRIMARY EARNINGS PER COMMON SHARE:
  EARNINGS APPLICABLE TO COMMON STOCK:
Net income....................................    $  232,297   $  198,502   $1,371,075   $1,049,503
                                                   =========   ==========   ==========   ==========

COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
Weighted average number of common shares ......    7,469,353    7,461,168    7,468,868    7,785,287
Dilutive effect of stock options ..............      589,272      480,935      494,682      426,194
                                                   =========   ==========   ==========   ==========

Weighted average number of common shares after
  dilutive effect .............................    8,058,625    7,942,103    7,963,550    8,211,481
                                                   =========   ==========   ==========   ==========

EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE:
Net income ....................................   $     0.03   $     0.02   $     0.17   $     0.13
                                                   =========   ==========   ==========   ==========

FULLY DILUTED EARNINGS PER COMMON SHARE:
  EARNINGS APPLICABLE TO COMMON STOCK:
Net income ....................................   $  232,297   $  198,502   $1,371,075   $1,049,503
                                                   =========   ==========   ==========   ==========

COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
Weighted average number of common shares
outstanding ...................................    7,469,353    7,461,168    7,468,868    7,785,287
Dilutive effect of stock options ..............      600,643      602,180      658,493      598,885
                                                   ---------   ----------   ----------   ----------

Weighted average number of common shares after
dilutive effect ...............................    8,069,996    8,063,348    8,127,361    8,384,172
                                                   =========   ==========   ==========   ==========

EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE ASSUMING FULL DILUTION:
Net income ....................................   $     0.03   $     0.02   $     0.17   $     0.13
                                                   =========   ==========   ==========   ==========


                                       12

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